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                        AMERICAN TECHNOLOGY CORPORATION


                                  EXHIBIT 4.8

      Form of Stock Purchase Warrant exercisable at $5.00 per share until
         March 1, 2000 granted to sixteen investors for an aggregate of
            50,000 common shares (Individual Stock Purchase Warrants
             dated March 25, 1997 differ as to number and Optionee)








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                                                                     EXHIBIT 4.8

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                             STOCK PURCHASE WARRANT
               RIGHT TO PURCHASE _________ SHARES OF COMMON STOCK

THIS CERTIFIES THAT _______________ and all registered and permitted assigns (collectively, "Holder") is entitled to purchase, on or before March 1, 2000 ____________ (_________) shares of the common stock ("Common Stock") of AMERICAN TECHNOLOGY CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price. The purchase price of the common stock upon exercise of this Warrant ("Warrant Shares") is equal to the Five Dollars ($5.00) per share (the "Exercise Price"). This Warrant is granted to Holder for valuable consideration received.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part on any business day on or before the expiration date listed above by presentation and surrender hereof to the Company at its principal office of an exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or check, subject to collection, for the number of Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a)      In case the Corporation shall at any time after the date of this
         Warrant:

         (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

         (ii) Subdivide its outstanding shares of Common Stock;

         (iii) Combine its outstanding shares of Common Stock; or

         (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and




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adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

3. Representations

Holder has been advised and understands that the Warrants and the Shares purchasable thereby are characterized as "restricted securities" under the federal securities laws because they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.Holder further understands that the certificates evidencing the Shares will bear the following legend: "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Shares to place, a stop transfer notation in the securities records in respect of the Shares.

4.       Registration Rights

As promptly as practicable following the completion or termination of the offering of promissory notes of which this Warrant is a part, the Company has agreed within 60 days of such completion ("Filing Date") to prepare and cause a registration statement on Form S-3, Form SB-2 or other appropriate form to be filed with the Securities and Exchange Commission for the purpose of registering under the Act the shares for issuance to noteholders upon conversion of the promissory notes.

If the shares underlying this Warrant can be registered within the same registration statement selected by the Company, then the Company shall include such Warrant Shares. Otherwise such Warrant Shares shall have a one-time piggyback registration right in a future registrations other than a registration relating solely to employee benefit plans.

If the Warrant holder fails to exercise this warrant and obtain the Warrant Shares after the effective date of such one time registration statement and during the period the registration statement remains current, the Company shall have no obligation to amend any such registration statement or file any further registration statements concerning such Warrant Shares.

5.       Assignment or Loss of Warrant.

(a) The Holder of this Warrant, without obtaining the prior written consent of the Company, shall not transfer or assign its interest in this Warrant, or any of the Warrant Shares prior to exercise, in whole or in part to any transferee.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

6. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

7. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in San Diego, California in accordance with the Rules




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of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Oklahoma having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective on this 25th day of March 1997.





                                        AMERICAN TECHNOLOGY CORPORATION


                                        BY________________________________
                                          Its President


                                        BY________________________________
                                          Its Secretary







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